EXHIBIT 23.1



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Sonic Garden, Inc.


As independent certified public accountants, we hereby consent to the use of our report dated April 23, 2002 with respect to the financial statements of Sonic Garden, Inc., included in the Registration Statement on Form SB-2 and consent to the use of our name in the "Experts" section of this Registration Statement.





                              /s/HANSEN, BARNETT & MAXWELL

June 10, 2002
Salt Lake City, Utah